Exhibit 99.1

News Release

2010-31

Contact

Dianne VanBeber

dianne.vanbeber@intelsat.com

+1 202 944 7406

Intelsat Announces Successful Completion of Consent Solicitations and Preliminary Results Relating to the 9 1/4% Senior Notes due 2014 and 6 % Senior Secured Debentures due 2028 of Intelsat Corporation

Luxembourg, September 30, 2010

Intelsat S.A. today announced that its subsidiary, Intelsat Corporation (“Intelsat Corp”) has received the requisite consents to amend certain terms of the indenture governing its 9 1/4% Senior Notes due 2014 (CUSIP No. 45823VAE1) (the “2014 Notes”) and the indenture governing its 6 % Senior Secured Debentures due 2028 (CUSIP No. 697933AM1) (the “2028 Notes” and together with the 2014 Notes, the “Notes”). The consent solicitation with respect to the 2014 Notes (the “2014 Consent Solicitation”) expired at 5:00 p.m. New York City time on Wednesday, September 29, 2010 (the “2014 Consent Time”) and the consent solicitation with respect to the 2028 Notes (the “2028 Consent Solicitation”) expired at 5:00 p.m. New York City time on Wednesday, September 29, 2010 (the “2028 Consent Time”).

As of the 2014 Consent Time, Intelsat Corp had received tenders of $546,286,000 aggregate principal amount of the 2014 Notes pursuant to its previously announced cash tender offer for the 2014 Notes (the “2014 Tender Offer”) and, as of the 2028 Consent Time, Intelsat Corp had received tenders of $124,859,000 aggregate principal amount of the 2028 Notes pursuant to its previously announced cash tender offer for the 2028 Notes (the “2028 Tender Offer” and together with the 2014 Tender Offer, the “Tender Offers”).

The withdrawal deadline relating to each Tender Offer occurred at 5:00 p.m., New York City time, on Wednesday, September 29, 2010. Notes previously tendered and Notes that are tendered after the date hereof may not be withdrawn except as required by law. The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on Thursday, October 14, 2010, unless extended or earlier terminated by Intelsat Corp (the “Expiration Time”).

Intelsat Corp has been advised by each of Wells Fargo Bank, National Association, as the trustee under the indenture governing the 2014 Notes, and The Bank of New York Mellon Trust Company, N.A., as the trustee under the indenture governing the 2028 Notes, that, as of the 2014 Consent Time and the 2028 Consent Time, consents were delivered and not revoked in respect of at least a majority in aggregate principal amount of each of the 2014 Notes and the 2028 Notes. As a result, Intelsat Corp and Wells Fargo Bank, National Association have entered into a supplemental indenture implementing the amendments to the 2014 Notes and the related indenture and Intelsat Corp and The Bank of New York Mellon Trust Company, N.A. have entered into a supplemental indenture implementing the amendments to the 2028 Notes and the related indenture. The amendments amend each of the indentures for the Notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in each indenture.

Intelsat Corp will make a payment to each security holder of the 2014 Notes that validly tendered its 2014 Notes, and did not validly withdraw, and validly delivered its consent prior to the 2014 Consent Time, and did not validly revoke such consent, equal to $1,035.00 per $1,000 principal amount of the notes for which such security holder provided its consent, including accrued and unpaid interest. Intelsat Corp will make a payment to each security holder of the 2028 Notes that validly tendered its 2028 Notes, and did not validly withdraw, and validly delivered its consent prior to the 2028 Consent Time, and did not validly revoke such consent, equal to $1,200.00 per $1,000 principal amount of the notes for which such security holder provided its consent, including accrued and unpaid interest.

Holders tendering their 2014 Notes after the 2014 Consent Time but before the Expiration Time will receive the tender offer consideration of $1,005.00 per $1,000 principal amount of 2014 Notes tendered.

Holders tendering their 2028 Notes after the 2028 Consent Time but before the Expiration Time will receive the tender offer consideration of $1,160.00 per $1,000 principal amount of 2028 Notes tendered.

Upon the terms and conditions described in each Offer to Purchase and Consent Solicitation Statement, payment for Notes accepted for purchase will be made (1) with respect to 2014 Notes and 2028 Notes validly tendered and not validly withdrawn at or prior to the 2014 Consent Time and the 2028 Consent Time, respectively, promptly after such acceptance for purchase (which is currently expected to be on or around September 30, 2010), and (2) with respect to 2014 Notes and 2028 Notes validly tendered after the 2014 Consent Time and 2028 Consent Time, respectively, but at or before the applicable Expiration Time, promptly after such Expiration Time (which is currently expected to be October 15, 2010, unless the applicable Tender Offer is extended).

Intelsat Corp will pay accrued and unpaid interest on all Notes tendered and accepted for payment in the Tender Offers from the last interest payment date to, but not including, the date on which the Notes are purchased.

Additional Information

Intelsat Corp has retained Credit Suisse Securities (USA) LLC to act as the dealer manager and solicitation agent for the 2014 Tender Offer and the 2014 Consent Solicitation. Global Bondholder Services Corporation will act as the Information Agent and Wells Fargo Bank, National Association will act as the Depositary for the 2014 Tender Offer and the 2014 Consent Solicitation. Questions regarding the 2014 Tender Offer and the 2014 Consent Solicitation should be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-4500 (toll-free) or (212) 430-3774 (collect).

Intelsat Corp has retained Deutsche Bank Securities Inc. to act as the dealer manager and solicitation agent for the 2028 Tender Offer and the 2028 Consent

Solicitation. Global Bondholder Services Corporation will act as the Information Agent and The Bank of New York Mellon Trust Company, N.A. will act as the Depositary for the 2028 Tender Offer and the 2028 Consent Solicitation. Questions regarding the 2028 Tender Offer and the 2028 Consent Solicitation should be directed to Deutsche Bank Securities Inc. at (212) 250-5655. Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-4500 (toll-free) or (212) 430-3774 (collect).

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. Each Tender Offer and Consent Solicitation is being made solely pursuant to the related Offer to Purchase and Consent Solicitation Statement and related documents. The Tender Offers and the Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers and the Consent Solicitations to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of Intelsat Corp by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Intelsat

Intelsat is the leading provider of fixed satellite services worldwide. For over 45 years, Intelsat has been delivering information and entertainment for many of the world’s leading media and network companies, multinational corporations, Internet Service Providers and governmental agencies. Intelsat’s satellite, teleport and fiber infrastructure is unmatched in the industry, setting the standard for transmissions of video, data and voice services. From the globalization of content and the proliferation of HD, to the expansion of cellular networks and broadband access, with Intelsat, advanced communications anywhere in the world are closer, by far.

Intelsat Safe Harbor Statement: Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Intelsat's annual report on Form 10-K for the year ended 31 December 2009, Intelsat’s Registration Statement on Form S-1 and Intelsat's other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat's intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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